Calculation of Filing Fee Tables
S-3
WILLIAMS COMPANIES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, $1.00 par value	415(a)(6)	26,874,496		$ 2,024,724,528.64			S-3	333-277232	02/21/2024	$ 1,279,614.46
			Total Offering Amounts:				$ 2,024,724,528.64		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) The amount registered represents (i) 26,874,496 shares of common stock. The proposed maximum offering price per unit was estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on the New York Stock Exchange on September 1, 2026, which date is a date within five business days prior to the filing of the prospectus supplement dated September 3, 2026 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (File No. 333-277232), which became effective February 21, 2024 (the "2024 Registration Statement"). (b) Pursuant to Rule 415(a)(6) this registration statement carries over 26,874,496 unsold shares of common stock of the 26,874,496 shares of common stock previously registered on the 2024 Registration Statement. As a result, the offering of unsold securities under the 2024 Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement on Form S-3 to which this Exhibit relates.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $2,024,724,528.64. The prospectus is a final prospectus for the related offering.